UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

THE ARISTOTLE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE ARISTOTLE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 8, 2007

To the Stockholders of
THE ARISTOTLE CORPORATION:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of THE ARISTOTLE CORPORATION (the “Company”) will be held on August 8, 2007 at 3:30 P.M., EDT, at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut for the following purposes:

1. To elect eight directors of the Company; and

2. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only stockholders of record at the close of business on June 29, 2007 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM(S) OF PROXY AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU OWN SHARES OF COMMON STOCK AND SERIES I PREFERRED STOCK, PLEASE COMPLETE AND RETURN EACH OF THE FORMS OF PROXY. THE WHITE FORM SHOULD BE SIGNED WITH RESPECT TO YOUR SHARES OF COMMON STOCK AND THE FORM WITH THE BLACK STRIPE SHOULD BE SIGNED WITH RESPECT TO YOUR SHARES OF SERIES I PREFERRED STOCK. IF YOU DO NOT OWN SHARES OF BOTH CLASSES OF STOCK, ONLY ONE FORM OF PROXY IS ENCLOSED, AND YOU SHOULD SIGN, DATE AND RETURN SUCH PROXY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

By Order of the Board of Directors

H. William Smith
Secretary

June 29, 2007

Your vote is very important. Please vote whether or not you plan to attend the meeting.

THE ARISTOTLE CORPORATION
96 Cummings Point Road
Stamford, CT 06902
(203) 358-8000

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Aristotle Corporation (the “Company”) of proxies to be used at the 2007 Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut on August 8, 2007 at 3:30 P.M., EDT. In addition to solicitation of proxies by mail, the directors, officers and employees of the Company may solicit proxies personally, by telephone, facsimile, or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks, or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company’s shares. This Proxy Statement and the accompanying proxy and the Company’s Annual Report to Stockholders, which contains financial statements for the fiscal year ended December 31, 2006, will first be mailed to stockholders of the Company on or about July 11, 2007.

If the enclosed form(s) of proxy are signed and returned, they will be voted as directed by the stockholder. If no directions are given, proxies will be voted FOR the election as directors of all of the nominees specified therein. A proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the meeting, by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder’s proxy will not be used at the meeting by holders of the proxy.

Only stockholders of record as of the close of business on June 29, 2007 will be entitled to vote at the meeting. On June 29, 2007, the Company had outstanding and entitled to one vote per share, 17,903,346 shares of Common Stock, par value $.01 per share (“Common Stock”). The Company also had outstanding as of June 29, 2007, 1,091,560 shares of Series I Preferred Stock, par value $.01 per share (“Series I Preferred Stock”), currently entitled to one-half (.5) of a vote per share. The 10,984,971 shares of the Company’s Series J Preferred Stock, par value $.01 per share, outstanding do not have any voting rights. The holders of at least one-third of the voting power of the shares of Common Stock and Series I Preferred Stock outstanding on the record date, together as a single class, represented in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Shares of Common Stock and/or Series I Preferred Stock which are held by a bank, brokerage firm or other nominee are held in “street name” on behalf of the “beneficial owner” of any such shares. If a stockholder’s shares of Common Stock and/or Series I Preferred Stock are held in street name, this Proxy Statement is being forwarded to such stockholder by his/her bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card. As a beneficial holder, a stockholder has the right to direct the record holder how to vote their shares of Common Stock and/or

Series I Preferred Stock. If a beneficial owner does not give instructions to its bank, brokerage firm or nominee, it will nonetheless be entitled to vote such stockholder’s shares of Common Stock and/or Series I Preferred Stock in its discretion on the election of directors.

Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock and Series I Preferred Stock, voting together as a single class, represented in person or by proxy. Abstentions and broker non-votes will have no effect on the election of directors.

Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters may properly be brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the proxy, such stockholder’s shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. Each person named as a nominee has consented to his nomination, and the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL
STOCKHOLDERS OF THE COMPANY

The following table sets forth information as of June 29, 2007 regarding beneficial ownership of the Company’s Common Stock and Series I Preferred Stock by:

•	each person who owns more than 5% of the outstanding voting shares of any class of the Company’s securities;

•	each individual who is a director of the Company;

•

the President and Chief Operating Officer of the Company (the Company’s principal executive officer) and the Company’s executive officers who are not directors of the Company (the “Named Officers”); and

•	all executive officers and directors of the Company as a group.

Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares. None of the shares held by the persons listed below has been pledged as security.

5% Stockholders, Directors and Executive Officers	Number of Shares of Voting Stock Beneficially Owned		Voting Power(1)
5% Stockholders:
Geneve Corporation	16,315,406	(2)	88.3%
Directors:
Ira R. Harkavy	2,500	(3)	*
John L. Lahey	8,796	(4)	*
Steven B. Lapin	227,940	(5)	1.1%
Donald T. Netter	52,417	(6)	*
Edward Netter	16,315,406	(7)	88.3%
James G. Tatum	12,429	(8)	*
Roy T.K. Thung	—	(9)	*
John A. Whritner	2,500	(10)	*
Named Officers (excluding Mr. Lapin):
Dean T. Johnson	27,300	(11)	*
W. Phillip Niemeyer	71,525	(12)	*
Brian R. Schlier	15,000	(13)	*
H. William Smith	10,000	(14)	*
All Executive Officers and Directors as a Group (12 persons)	16,745,813		90.1%

*	Less than 1%

(1)

This column represents voting power rather than percentage of equity interest as each share of Common Stock is entitled to one vote while each share of Series I Preferred Stock is currently entitled to one-half (.5) of a vote per share.

(2)

Consists of 16,279,971 shares of Common Stock and 35,435 shares of Series I Preferred Stock. Geneve Corporation is a private diversified financial holding company located at 96 Cummings Point Road, Stamford, Connecticut (“Geneve”). Geneve is an affiliate and the majority stockholder of the Company. Director Edward Netter is the Chairman and Chief Executive Officer of Geneve, director Steven B. Lapin is the President and Chief Operating Officer of Geneve, director Roy T.K. Thung is the Executive Vice President of Geneve, director Donald T. Netter is a Senior Vice President of Geneve, Brian R. Schlier is the Senior Vice President-Taxation of Geneve and H. William Smith is the Vice President-Legal and Secretary of Geneve.

(3)	Consists of 2,500 shares of Common Stock subject to options granted to Mr. Harkavy which are exercisable within 60 days after June 29, 2007.

(4)	Consists of 3,898 shares of Common Stock and 4,898 shares of Series I Preferred Stock.

(5)	Consists of 195,665 shares of Common Stock and 32,275 shares of Series I Preferred Stock. Does not include any shares beneficially owned by Geneve.

(6)	Consists of 52,417 shares of Series I Preferred Stock. Does not include any shares beneficially owned by Geneve.

(7)	Consists of 16,279,971 shares of Common Stock and 35,435 shares of Series I Preferred Stock beneficially owned by Geneve. Mr. Netter disclaims beneficial ownership of these shares.

(8)	Consists of 9,429 shares of Common Stock and 3,000 shares of Series I Preferred Stock.

(9)	Does not include any shares beneficially owned by Geneve.

(10)	Consists of 2,500 shares of Common Stock.

(11)	Consists of 2,300 shares of Series I Preferred Stock, and 25,000 shares of Common Stock subject to options granted to Mr. Johnson which are exercisable within 60 days after June 29, 2007.

(12)	Consists of 11,525 shares of Series I Preferred Stock, and 60,000 shares of Common Stock.

(13)	Consists of 15,000 shares of Common Stock subject to options granted to Mr. Schlier which are exercisable within 60 days after June 29, 2007. Does not include any shares beneficially owned by Geneve.

(14)

Consists of 2,000 shares of Common Stock, and 8,000 shares of Common Stock subject to options granted to Mr. Smith which are exercisable within 60 days after June 29, 2007. Does not include any shares beneficially owned by Geneve.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, to file with the SEC and any national securities exchange on which these securities are registered, initial reports of beneficial ownership and reports of changes in beneficial ownership of equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with for the fiscal year ended December 31, 2006.

PROPOSAL 1
NOMINEES FOR ELECTION AS DIRECTORS

Eight directors will be elected at the meeting, each to hold office until the next annual meeting of stockholders and until such director’s successor shall be elected and shall qualify, or until such director’s earlier resignation or removal.

It is intended that shares represented by proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. Each person named below has consented to his nomination and has advised the Company that he intends to serve the entire term if elected.

The persons named below are nominees for election as directors. All of such nominees presently serve as directors of the Company.

Name	Age	Director of the Company Since	Positions Held with the Company
Ira R. Harkavy	58	2005	Director
John L. Lahey	61	1999	Director
Steven B. Lapin	61	1998	Director, President and Chief Operating Officer
Donald T. Netter	45	2002	Director
Edward Netter	74	1998	Director
James G. Tatum	65	2002	Director
Roy T.K. Thung	63	2002	Director
John A. Whritner	72	2005	Director

IRA R. HARKAVY has been an Associate Vice President at the University of Pennsylvania since 1996, and Director, Center for Community Partnerships (“CCP”) at the University of Pennsylvania since CCP’s inception in 1992. CCP and its school and community partners have created university assisted community schools that educate children, their families and the broader community through school-day curriculum based problem solving learning, and after school and other programs that advance learning, development and an array of other needs and interests of the wider community.

JOHN L. LAHEY has been the President of Quinnipiac University, a private university located in Hamden, Connecticut, for more than the past nineteen years. Dr. Lahey serves on the Board of Trustees of Yale-New Haven Hospital and on the Board of Directors of UIL Holdings Corporation and The United Illuminating Company, publicly-held utility companies, and is a director of Independence Holding Company (“IHC”), a publicly-held holding company engaged principally in the life and health insurance business. Dr. Lahey also serves as a director of the New York City St. Patrick’s Day Parade, Inc. and of the American Bar Association’s Council of the Section of Legal Education and Admissions to the Bar.

STEVEN B. LAPIN has served as President and Chief Operating Officer of the Company since June 2002. Mr. Lapin has also been the President, Chief Operating Officer and a director of Geneve for more than the past five years. Mr. Lapin is Vice Chairman and a director of IHC.

DONALD T. NETTER, for more than the past five years, has served as Chairman, Chief Executive Officer and Senior Managing Director of the managing member of the general partner of the Dolphin Limited Partnerships, private investment limited partnerships. Mr. Netter has served as a Senior Vice President of Geneve for more than the past five years. Donald T. Netter is the son of Edward Netter.

EDWARD NETTER has been Chairman, Chief Executive Officer and a director of Geneve for more than the past five years. Mr. Netter is Chairman and a director of IHC, and a director of American Independence Corp. (“AMIC”), a publicly-held holding company which, through its subsidiaries, is in the insurance and reinsurance business. Edward Netter is the father of Donald T. Netter.

JAMES G. TATUM, C.F.A. is a registered investment advisor and the sole proprietor of J. Tatum Capital, LLC in Birmingham, Alabama. He has been a registered investment advisor for more than the past five years, managing funds primarily for individual and trust clients. Mr. Tatum has been a Chartered Financial Analyst for more than twenty-five years. Mr. Tatum is a director of IHC.

ROY T.K. THUNG has served as Chief Executive Officer and President of IHC for more than the past five years. He has been the Executive Vice President of Geneve for more than the past five years. Mr. Thung has served as a director of AMIC since July 2002 and as the Chief Executive Officer and President of AMIC since November 2002.

JOHN A. WHRITNER is a retired school administrator. Mr. Whritner spent more than forty years in the education field including as a teacher and school administrator, and as the Superintendent of Schools in East Lyme, Connecticut, Grosse Pointe, Michigan, and Greenwich, Connecticut. For more than the past five years, Mr. Whritner has been a Senior Associate with Hazard, Young, Attea & Associates, a school superintendent search firm. Mr. Whritner was a director of Nasco International, Inc. (“Nasco”) from April 1998 until the merger (the “Merger”) of the Company and Nasco on June 17, 2002.

Corporate Governance Matters

Director Independence and Selection Process

The Company’s Board of Directors has determined that each of Messrs. Harkavy, Lahey, Tatum and Whritner is an independent director pursuant to the definition of “independent director” under Nasdaq Marketplace Rule 4200(a)(15).

The Company qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules because more than 50% of the Company’s voting power is held by Geneve. Therefore, the Company is not subject to the requirements of Rule 4350(c) that would otherwise require the Company to have (i) a majority of independent directors on the Board of Directors; (ii) compensation of the Company’s executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; (iii) director nominees selected, or recommended for the Board of Directors selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors; and (iv) adopted a formal written charter or board resolution addressing the nomination process and related matters.

In light of Geneve’s voting power, the Board of Directors has determined that the Board of Directors, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the meeting. The Board of Directors seeks candidates who will bring outstanding business experience that will benefit all of the stockholders of the Company. The Board of Directors has further determined that a policy with respect to consideration of candidates recommended by security holders would not be appropriate.

Board of Directors Meetings; Committees of the Board of Directors

The Company’s Board of Directors held seven meetings in 2006. Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period in which such person was a director; and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served.

Directors are elected annually and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. Officers serve at the discretion of the Board of Directors.

All of the members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. Six of the Company’s directors were in attendance at the Company’s 2006 Annual Meeting of Stockholders.

The Board of Directors has an Executive Committee, an Audit Committee, an Investment Committee and a Compensation Committee. The Executive Committee and the Audit Committee were established in June 2002, immediately following the Merger. The Compensation Committee was established in January 2004 and the Investment Committee was established in June 2004. The Executive Committee is comprised of one independent director, one non-employee director and one employee director. Each of the Audit Committee and the Compensation Committee is comprised exclusively of independent directors. The Investment Committee is comprised of one independent director and one non-employee director. The Company does not have a standing nominating committee or a nominating committee charter.

Executive Committee. The Executive Committee, which has all powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company, currently consists of Messrs. Lapin, Edward Netter and Tatum. The Executive Committee met twice and took action by written consent once in 2006.

Compensation Committee. The principal functions of the Compensation Committee are to: (i) develop corporate goals and objectives relevant to the compensation of the Company’s President and Chief Operating Officer, evaluate the President and Chief Operating Officer’s performance in light of such goals and objectives, and exercise sole authority to determine the President and Chief Operating Officer’s compensation based upon such evaluation; (ii) make recommendations to the Board of Directors with respect to the compensation of the Company’s other executive officers; and (iii) administer the Company’s 2002 Employee, Director and Consultant Stock Plan (the “2002 Plan”).

Messrs. Harkavy, Tatum and Whritner are the current members of the Compensation Committee. The Compensation Committee meets at least one time per year, and more often as the members of the Compensation Committee deem appropriate. The Compensation Committee operates under a written Compensation Committee Charter, a copy of which is attached to this proxy statement as an exhibit. The Compensation Committee met two times in 2006.

Investment Committee. The principal function of the Investment Committee is to consider and make recommendations to the Board of Directors regarding investment opportunities and strategies for the Company with respect to the utilization of excess cash generated by the Company’s normal business operations. Messrs. Edward Netter and Tatum are the current members of the Investment Committee, which did not hold any meetings in 2006.

Audit Committee. The Audit Committee operates under an amended and restated Audit Committee Charter adopted by the Board of Directors in March 2004, a copy of which was attached as an exhibit to the Company’s Proxy Statement relating to the 2006 Annual Meeting. The principal functions of the Audit Committee are to: (i) select and engage the Company’s independent registered public accounting firm (“independent auditors”); (ii) review and approve management’s plan for engaging the Company’s independent auditors during the year to perform non-audit services and consider what effect these services will have on the independence of the Company’s independent auditors; (iii) review the Company’s annual financial statements and other financial reports which require approval by the Board of Directors; (iv) oversee the integrity of the Company’s financial statements, the Company’s systems of disclosure controls and internal controls and the Company’s compliance with legal and regulatory requirements; (v) review the scope of the Company’s independent auditors’ audit plans and the results of their audit; and (vi) evaluate the performance of the Company’s internal audit function and independent auditors.

The Audit Committee met four times during 2006. The current members of the Audit Committee are Messrs. Lahey, Tatum and Whritner. Mr. Tatum is the Chairperson of the Audit Committee. Each of these individuals meets the independence requirements of NASDAQ and applicable SEC rules and regulations. The Audit Committee and the Board of Directors have determined that each member of the Company’s Audit Committee is financially literate and that Mr. Tatum qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

Messrs. Harkavy, Tatum and Whritner are the current members of the Compensation Committee. No member of the Compensation Committee has ever been an officer or employee of the Company. During 2006, (i) no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee; and (ii) no executive officer of the Company served as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Other Information about the Board of Directors

The Company provides an informal process for stockholders to send communications to the Board of Directors. Stockholders who wish to contact the Board of Directors or any of its members may do so by writing to The Aristotle Corporation, Attn: Board of Directors, 96 Cummings Point Road, Stamford, Connecticut 06902. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual member of the Board of Directors is referred to that member. Correspondence not directed to a particular member of the Board of Directors is referred to the Company’s General Counsel, Mr. Smith.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS

The following table sets forth the names of the Company’s Named Officers, who are not directors, their ages at June 29, 2007, and their positions currently held with the Company. The Named Officers serve at the discretion of the Board of Directors. The Company has not entered into employment agreements with any of the Company’s Named Officers.

Name	Age	Positions Held with the Company
W. Phillip Niemeyer	61	Vice President—Production Coordination and President—Nasco Division
Dean T. Johnson	51	Vice President and Chief Financial Officer and Chief Financial Officer—Nasco Division
Brian R. Schlier	52	Vice President—Taxation
H. William Smith	44	Vice President, General Counsel and Secretary

W. PHILLIP NIEMEYER has been the President—Nasco Division of the Company since September 2002. Mr. Niemeyer has been the Vice President—Production Coordination of the Company since the Merger. Mr. Niemeyer has held various positions with Nasco for over 30 years.

DEAN T. JOHNSON has been a Vice President of the Company since June 2003 and the Chief Financial Officer of the Company since October 2002. For more than the five years prior to the Merger, Mr. Johnson was Chief Financial Officer of Nasco.

BRIAN R. SCHLIER has been the Vice President—Taxation of the Company since January 2003. Mr. Schlier has been the Senior Vice President—Taxation of Geneve since March 2005, prior to which for more than five years he was the Vice President—Taxation of Geneve. Mr. Schlier has been the Vice President—Taxation of IHC for more than the past five years, and the Vice President—Taxation of AMIC since November 2002.

H. WILLIAM SMITH has been the Vice President, General Counsel and Secretary of the Company since July 2002. Mr. Smith has been the Vice President—Legal and Secretary of Geneve since July 2002. For more than five years prior to joining the Company and Geneve, Mr. Smith practiced law with the private law firms Paul, Hastings, Janofsky & Walker LLP and Pillsbury Winthrop Shaw Pitman LLP.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

For the President and Chief Operating Officer and all Named Officers (the President and Chief Operating Officer and the Named Officers are hereinafter collectively referred to as the “named executive officers”), compensation is intended to be performance-based. The Compensation Committee, which has responsibility for establishing the compensation for all of the named executive officers, believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders; and

•

Enhance the officers’ incentive to increase the Company’s stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct or indirect ownership in the Company.

The Company’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contribution to that success. To this end, base salary and bonus are designed to reward annual achievements and to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Other elements of compensation focus on motivating and challenging the Company’s executives to achieve superior, longer-term, sustained results.

Implementation of Objectives

Base Salaries

The Company pays named executive officers, and other employees, base salaries to compensate them for services rendered during the fiscal year. Salaries for named executive officers are based on their responsibilities, prior experience and recent performance. Decisions regarding salary increases take into account a named executive officer’s current salary, market conditions and the amounts paid to a named executive officer’s peers within and outside the Company. Base salaries are typically reviewed on a 12-month or longer cycle, except where there is a significant change in the named executive officer’s responsibilities during a shorter period of time. Such adjustments, if any, are determined by evaluating (i) the scope of any new responsibilities; (ii) the competitive market value of a named executive officer’s role; (iii) the performance of the individual; and (iv) the performance of the Company. Neither the Compensation Committee nor the Company has retained a compensation consultant or similar organization for assistance in determining the salaries to be paid to the named executive officers.

Annual Bonuses

Each December, the Company’s President and Chief Operating Officer reviews with the Compensation Committee the Company’s estimated full-year results against the financial, strategic and operational goals established for the year, and the Company’s performance in prior periods. After reviewing the actual results for the fiscal year, the Compensation Committee approves total bonuses to be awarded to all named executive officers, including the President and Chief Operating Officer.

The Compensation Committee, with input from the Company’s President and Chief Operating Officer, uses discretion in determining, for each named executive officer, the current year’s bonus, which is typically equal to a percentage of an executive’s base salary. The Compensation Committee evaluates the overall performance of the Company, the performance of the business or function that the executive leads and an assessment of each executive’s performance against expectations, which were established at the beginning of the year.

The salaries paid and annual bonuses awarded to the Company’s named executive officers are discussed below and shown in the Summary Compensation Table.

Equity Awards

The Company’s 2002 Plan provides the opportunity for the Compensation Committee to award stock options or restricted stock grants to, among others, the Company’s named executive officers. All of the Company’s named executive officers have held stock options which have had varying exercise prices and expiration dates. Stock options were issued in 2002 and 2003 and are intended to motivate future superior performance, align the interests of the named executive officers with those of the Company’s stockholders and retain the named executive officers through the term of the awards. The majority of the stock options issued to the Company’s named executive officers had an expiration date of June 17, 2007; all of the named executive officers with options expiring on such date exercised such options prior to their termination. The Company has not issued any restricted stock grants under the 2002 Plan. No stock options were granted under the 2002 Plan in 2006.

The Company does not have any target levels of stock ownership applicable to any of its employees, including the named executive officers.

Retirement Benefits

Prior to December 31, 2005, the Company had a non-contributory defined benefit pension plan (the “Pension Plan”) covering a significant number of its employees, including Messrs. Niemeyer and Johnson, two of the Company’s named executive officers; Messrs. Lapin and Smith were not eligible to participate in the Pension Plan. On December 31, 2005, the Company froze the plan benefits under the Pension Plan for all hourly employees and certain salaried employees, including Messrs. Niemeyer and Johnson. The Pension Plan continues in effect for certain other salaried employees.

On February 22, 2006, the Company entered into Supplemental Employee Retirement Plan Agreements (“SERPA”) with several employees of the Company, including Messrs. Niemeyer and Johnson. The SERPA, which are effective as of January 1, 2006, provides certain retirement benefits based upon Messrs. Niemeyer’s and Johnson’s average annual wages and years of service (as defined in the SERPA). Benefits under the SERPA generally accrue from the effective date thereof through the earlier to occur of Messrs. Niemeyer’s and Johnson’s retirement, disability or termination of employment with the Company. The benefits payable under the SERPA replace, on an equivalent basis, those which otherwise would have been payable to Messrs. Niemeyer and Johnson under the Pension Plan.

During 2006, the Company incurred a total expense of $230,000 for all SERPA, including compensation expense for Messrs. Niemeyer and Johnson of $61,685 and $22,508, respectively. At December 31, 2006, the amount payable under all SERPA was $230,000, of which the amounts payable for Messrs. Niemeyer and Johnson were $61,685 and $22,508, respectively.

On December 28, 2006, the Company assumed the obligations of IHC, an affiliate of the Company, under a retirement benefit agreement (the “Retirement Agreement”) for the benefit of Mr. Lapin. Mr. Lapin had originally entered into the Retirement Agreement on September 30, 1991; the Retirement Agreement related to services previously provided by Mr. Lapin to IHC.

Under the terms of the Retirement Agreement, Mr. Lapin is entitled to receive a cash payment of $1,174,750 on September 3, 2007, or at the termination of his employment with the Company prior to September 3, 2007 in an amount set forth in a time-adjusted payment schedule. IHC paid the Company $1,129,037 in connection with the assignment of the Retirement Agreement.

Following the assignment of the Retirement Agreement, the Company and Mr. Lapin entered into Amendment No. 1 to the Retirement Agreement whereby its term was extended until September 3, 2010, and the total potential payment thereunder was increased to $1,399,146, based on additional years of service to the Company by Mr. Lapin.

Most employees of the Company, including Messrs. Lapin and Smith, are eligible to participate in the Company’s 401(k) savings plan. The Company matches employee contributions to the 401(k) savings plan at a rate of $.50 for every dollar contributed by each participant to a maximum 6% on compensation permitted by the Internal Revenue Service. Messrs. Niemeyer and Johnson are eligible to participate in the Company’s 401(k) savings plan, but are not entitled to any matching contributions from the Company.

Perquisites and Other Personal Benefits

Messrs. Niemeyer and Johnson are eligible to participate in (as are all the Company’s employees who meet service requirements under the several plans) the Company’s medical and dental health insurance plans, life insurance plans and long term disability insurance plans.

The medical and dental plans require a contributory amount to be paid by all participants. While no participant contribution is required for the life insurance plan, the Company does include the cost of those benefits that exceed $50,000 in the participant’s reported income to the Internal Revenue Service. The Company provides a long-term disability plan under which the Company pays the insurance premiums.

The Company believes that the several insurance plans that are offered are important components of the comprehensive benefit package which induces employees to remain in the Company’s employ.

Messrs. Lapin and Smith do not participate in the Company’s medical, dental, life insurance or disability insurance plans.

Employment Agreements and Severance Packages

The Company has not entered into any employment agreements with or guaranteed severance packages to any of the named executive officers.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deductions for compensation paid to the named executive officers to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee’s need to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation which may not, in a specific case, be fully deductible to the Company. No named executive officer received compensation in 2006 in excess of the $1 million limitation provided by Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis, and discussed the Analysis with the Company’s management. Based on that review and analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Amendment No. 1 to the Company’s 2006 Annual Report on Form 10- K and included in this proxy statement.

The foregoing report is provided by the undersigned members of the Compensation Committee of the Board of Directors.

Ira R. Harkavy     James G. Tatum     John A. Whritner

The report of the Compensation Committee and the information contained therein shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing the Company makes under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into a document the Company files under the Securities Act or the Exchange Act.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid by the Company during 2006 to each of the principal executive officer, the principal financial officer and other executive officers of the Company, whose total compensation exceeds $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Steven B. Lapin	2006	250,000	80,000	—	—	—	—	6,600	336,600
President and Chief Operating Officer
W. Phillip Niemeyer	2006	210,000	80,000	—	—	—	113,311	927	404,238
Vice President—Production Coordination and President—Nasco Division
Dean T. Johnson	2006	155,000	60,000				31,143	927	247,070
Vice President and Chief Financial Officer, and Chief Financial Officer—Nasco Division
H. William Smith	2006	145,000	50,000	—	—	—	—	6,600	201,600
Vice President, General Counsel and Secretary

(1)

Amounts in this column reflect the increase during 2006 in the actuarial present values of Messrs Niemeyer’s and Johnson’s accumulated benefits under the Company’s Pension Plan and the present value of their SERPAs as follows: Mr. Niemeyer - $51,626 in pension benefits and $61,685 in SERPA; and Mr. Johnson - $8,634 in pension benefits and $22,509 in SERPA.

(2)

Amounts in this column reflect payments for term life, AD&D and disability insurance for Messrs. Niemeyer and Johnson. Amounts in this column for Messrs. Lapin and Smith reflect Company matching payments for contributions made by the named executive officer to the Company’s 401(k) savings plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the number of shares covered by exercisable and unexercisable stock options granted under the Company’s 2002 Stock Plan as of December 31, 2006.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Steven B. Lapin	250,000	—	—	2.95	6/17/2007
	150,000	—	—	4.10	1/17/2008
W. Phillip Niemeyer	100,000	—	—	2.95	6/17/2007
Dean T. Johnson	25,000	—	—	2.95	6/17/2007
	25,000	—	—	3.35	10/7/2007
H. William Smith	50,000	—	—	3.29	7/19/2007

The options granted to the named executive officers vested over a three year period and have an exercise term of five years. All of the options reported are fully exercisable. No stock options were exercised by any of the named executive officers during the year ended December 31, 2006.

Each of the named executive officers exercised his options having an expiration date of June 17, 2007 prior to the expiration thereof. In addition, (i) Mr. Lapin exercised all of his options which were to expire on January 17, 2008 and (ii) Mr. Smith exercised options to acquire 42,000 shares of Common Stock which were to expire on July 19, 2007.

PENSION BENEFITS

This table includes information related to the Company’s Pension Plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year ($)
Steven B. Lapin (1)	—	—	—	—
W. Phillip Niemeyer	The Aristotle Corporation Pension Plan	34.0	1,031,238	—
Dean T. Johnson	The Aristotle Corporation Pension Plan	12.0	186,486	—
H. William Smith (1)	—	—	—	—

(1)	Messrs. Lapin and Smith do not participate in the Pension Plan.

(2)

Prior to December 31, 2005, the Company had a non-contributory defined benefit pension plan covering a significant number of its employees, including Messrs. Niemeyer and Johnson, two of the Company’s named executive officers; Messrs. Lapin and Smith were not eligible to participate in the Pension Plan. On December 31, 2005, the Company froze the plan benefits under the Pension Plan for all hourly employees and certain salaried employees, including Messrs. Niemeyer and Johnson. The Pension Plan continues in effect for certain other salaried employees. Assumptions used to determine the pension plan benefits are disclosed in footnote 12 to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION

This table includes information related to nonqualified deferred compensation with respect to certain of the Company’s named executive officers.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Steven B. Lapin	—	—	—	—	1,129,037 (1)
W. Phillip Niemeyer	—	61,685	—	—	61,685 (2)
Dean T. Johnson	—	22,508	—	—	22,508 (2)
H. William Smith	—	—	—	—	—

(1)

On December 28, 2006, the Company assumed the obligations of IHC under the Retirement Agreement. Pursuant to the terms of the Retirement Agreement, Mr. Lapin is entitled to receive a cash payment of $1,174,750 on September 3, 2007, or at the termination of his employment with the Company prior to September 3, 2007 in an amount set forth in a time-adjusted payment schedule. IHC paid the Company $1,129,037 in connection with the assignment of the Retirement Agreement. Because the Company assumed the obligation under the Retirement Agreement on December 28, 2006, no expense for accrued benefit thereunder was incurred by the Company in 2006.

Following the assignment of the Retirement Agreement, the Company and Mr. Lapin entered into Amendment No. 1 to the Retirement Agreement whereby its term was extended until September 3, 2010, and the total potential payment thereunder was increased to $1,399,146, based on additional years of service to the Company by Mr. Lapin.

(2)

On February 22, 2006, following the freezing of the Pension Plan, the Company entered into the SERPA with Messrs. Niemeyer and Johnson. The SERPA, which are effective as of January 1, 2006, provide certain retirement benefits based upon Messrs. Niemeyer’s and Johnson’s average annual wages and years of service (as defined in the SERPA). Benefits under the SERPA generally accrue from the effective date thereof through the earlier of Messrs. Niemeyer’s and Johnson’s retirement, disability or termination of employment with the Company. The benefits payable under the SERPA replace, on an equivalent basis, those which otherwise would have been payable to Messrs. Niemeyer and Johnson under the Pension Plan.

COMPENSATION OF DIRECTORS

Each of the four independent members of the Board of Directors, Messrs. Harkavy, Lahey, Tatum and Whritner, received an annual retainer of $10,000 in the year ended December 31, 2006. The Chairperson of the Audit Committee, Mr. Tatum, received an additional annual retainer of $5,000. In addition to the retainer, the independent members of the Board of Directors received $500 for each board or committee meeting attended. Commencing January 1, 2007, the annual retainer paid by the Company to its independent directors increased to $15,000.

Non-employee directors are eligible to receive grants of stock options under the 2002 Plan. The 2002 Plan provides for the automatic grant of non-qualified options to non-employee directors. Each non-employee director, upon first being elected to the Board of Directors, receives an option to purchase 2,500 shares of Common Stock, which will vest one year after the date of the grant of the option, assuming uninterrupted service on the Board of Directors. Additionally, the 2002 Plan provides for a grant to each non-employee director on the date of such director’s reelection (provided that such director has served since such director’s initial election) of an option to purchase 500 shares of Common Stock, which will vest one year after the date of the grant of the option, assuming uninterrupted service on the Board of Directors.

DIRECTOR COMPENSATION

The table below summarizes compensation paid to the Company’s directors during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($) (8)
Ira R. Harkavy (1)	13,000	—	4,620	—	—	—	17,620
John L. Lahey (2)	53,667	—	4,620	—	—	—	58,287
Steven B. Lapin (3)	—	—	—	—	—	—	—
Donald T. Netter (4)	—	—	—	—	—	—	—
Edward Netter (4)	—	—	—	—	—	—	—
James G. Tatum (5)	61,667	—	4,620	—	—	—	66,287
Roy T.K. Thung (4)	—	—	—	—	—	—	—
John A. Whritner (6)	55,167	—	4,620	—	—	—	59,787

(1)	Includes $10,000 as payment of the annual director retainer, and $3,000 for attendance at regular meetings of the Board of Directors and standing committees thereof.

(2)

Includes $10,000 as payment of the annual director retainer, $5,500 for attendance at regular meetings of the Board of Directors and standing committees thereof, and $38,167 for service as a member of the special committee of the Board of Directors (the “Special Committee”) that was appointed to consider the Geneve proposal referred to herein in “Related Party Transactions.”

(3)	As President and Chief Operating Officer of the Company, Mr. Lapin is not entitled to any compensation as a member of the Board of Directors.

(4)	Messrs. Donald Netter, Edward Netter and Thung, due to their positions with Geneve, elected to waive their rights to compensation as directors of the Company for the year ended December 31, 2006.

(5)

Includes $10,000 as payment of the annual director retainer, $5,000 for service as the Chairperson of the Audit Committee, $7,500 for attendance at regular meetings of the Board of Directors and standing committees thereof, and $39,167 for service as a member of the Special Committee.

(6)

Includes $10,000 as payment of the annual director retainer, $6,000 for attendance at regular meetings of the Board of Directors and standing committees thereof, and $39,167 for service as a member of the Special Committee.

(7)

Represents the compensation costs for financial reporting purposes for the year ended December 31, 2006 under Statement of Financial Accounting Standards No. 123R, Share-Based Payment. Directors Harkavy, Lahey, Tatum and Whritner held awarded options to purchase shares of the

Company’s Common Stock in the aggregate amounts of 3,000, 2,500, 4,500 and 3,000, respectively, as of December 31, 2006.

(8)	The Company reimburses all directors for out-of pocket expenses incurred in connection with attendance at Board and committee meetings. The amount of such reimbursement is not included in this column.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Company’s Board of Directors in its oversight of the Company’s financial reporting process, as is more fully described in its charter, which the Board of Directors has adopted. The Company’s management is responsible for its financial reporting process, including its system of internal controls, and for the preparation and presentation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews of procedures. The members of the Audit Committee are not and may not be employees of the Company. Therefore, the Audit Committee has relied without independent verification on representations by the Company’s management that its financial statements have been prepared with integrity and objectivity and in conformity with GAAP. The Audit Committee has also relied on representations of the Company’s independent auditors included in their report on its financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with the Company’s management and independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board or that the Company’s independent auditors are in fact “independent.”

In the performance of its oversight function, the Audit Committee reviewed and discussed with the Company’s management its audited financial statements for the fiscal year ended December 31, 2006. The Audit Committee also discussed these financial statements with the Company’s independent auditors, KPMG LLP (“KPMG”). The Audit Committee’s discussions with the independent auditors included the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. The Audit Committee also discussed with them their independence and any relationship that might affect their objectivity or independence. In connection with these discussions, the Audit Committee received and reviewed the written disclosures from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Finally, the Audit Committee considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee is not aware of any relationship between the independent auditors and the Company that affects the objectivity or independence of the independent auditors. Based on these discussions and the Audit Committee’s review discussed above, and subject to the limitations on the role and responsibilities of the Audit

Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board of Directors that its audited financial statements for fiscal 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Respectfully submitted,

The Aristotle Corporation Audit Committee

James G. Tatum (Chairperson)
John L. Lahey
John A. Whritner

The report of the Audit Committee and the information contained therein shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing the Company makes under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into a document the Company files under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Company reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal and accounting staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and then determining, based on facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Annual Report on Form 10-K or in its proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related party transaction as required by the relevant Nasdaq requirements.

As set forth in the Audit Committee Charter, and as a matter of practice, the Audit Committee considers the following items in its review of related party transactions:

•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	The importance of the transaction to the related person;

•	The importance of the transaction to the Company;

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	Any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee called to consider such transaction.

Related Party Transactions

The Company and Geneve operate under cost-sharing arrangements pursuant to which certain administrative items, such as certain executive officer compensation and benefits, are allocated between the companies. During 2006, the Company accrued and paid to Geneve approximately $.9 million under such arrangements. Included in these amounts is consideration paid by the Company to Geneve for the Company’s use of office space at Geneve’s corporate headquarters. In addition, certain directors, officers and/or employees of the Company or its subsidiaries, who are also directors, officers and/or employees of Geneve, received compensation and benefits from Geneve for services rendered thereto since January 1, 2006.

The Company (including certain qualifying domestic subsidiaries) is included in the Federal income tax return and certain State income tax returns of Geneve. The provision for income taxes for the Company is determined on a separate return basis in accordance with the terms of a tax sharing agreement with Geneve, and payments for Federal and certain State income taxes are made to Geneve. The Company made income tax payments to Geneve under such arrangement of $.7 million in 2006.

In fiscal 2005, the Company invested $8.2 million in an investment limited partnership. No additional amounts were invested in the limited partnership in 2006. At December 31, 2006, the value of the Company’s investment in the limited partnership was $14.6 million. The general partner of the limited partnership is an affiliate of the Company. The funds invested in the limited partnership are managed exclusively by a non-affiliate of the Company. None of the Company’s affiliates received material compensation in connection with such investment activities.

The Audit Committee has reviewed and approved or ratified the foregoing transactions.

On May 22, 2006, the Company received a proposal from Geneve (the “Geneve Proposal”) to acquire in a merger transaction (i) the balance of the outstanding shares of Common Stock for a cash purchase price of $8.06 per share, and (ii) all of the outstanding shares of Series I Preferred Stock for a cash purchase price of $8.25 per share plus accrued and unpaid dividends to the closing date. At the request of Geneve, the Board of Directors of the Company established the Special Committee composed of the Company’s independent directors solely to consider Geneve’s proposal. Despite extensive efforts, Geneve and the Special Committee were unable to reach agreement; as a result, on September 18, 2006, Geneve withdrew its proposal.

Code of Ethics and Corporate Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics that applies to the Company’s President and Chief Operating Officer, principal financial officer, principal accounting officer or controller and other Company employees performing similar functions. The Company has adopted a Corporate Code of Business Conduct and Ethics which applies to all employees, officers and directors of the Company. The Code of Ethics and Corporate Code of Business Conduct and Ethics are posted on the Company’s internet website at www.aristotlecorp.net. In addition, the Company filed its Code of Ethics and Corporate Code of Business Conduct and Ethics as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2004. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K, if applicable, regarding any amendment to, or waiver from, a provision of the Code of Ethics and Corporate Code of Business Conduct and Ethics by posting such information on the Company’s internet website.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected KPMG as the independent auditors of the Company for 2007. It is anticipated that representatives of KPMG, who also served as the Company’s independent auditors for 2006, will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

Fees Billed by Independent Auditors for 2005 and 2004

The following table presents aggregate fees for professional services billed to the Company by KPMG for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit fees(1)	$298,100	$217,500
Audit related fees(2)	22,000	26,000
Tax fees(3)	—	11,000
All other fees	—	—

	$320,100	$254,500

(1)

Audit fees consist of fees billed to the Company by KPMG for professional services for the audit of the Company’s financial statements filed with the Company’s Annual Report on Form 10-K, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees consist of fees billed to the Company by KPMG for professional services for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements for 2006 and 2005. These services include employee benefit plan audits.

(3)	Tax fees consist of fees billed to the Company by KPMG for professional services for tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee approved and adopted pre-approval policies and procedures for non-audit services proposed to be performed by the Company’s independent auditors. The policies and procedures were implemented in 2002. Departmental requests for non-audit services are reviewed by management and, once approved, are forwarded to the Chairperson of the Audit Committee for pre- approval. In addition, the Audit Committee reviewed the professional fees billed by KPMG, and determined that the provision of non-audit services was compatible with the maintenance of the auditors’ independence. All non-audit services billed to the Company by KPMG in 2006 were pre-approved by the Audit Committee.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
TO BE PRESENTED AT 2008 ANNUAL MEETING OF STOCKHOLDERS

Any proposal intended to be presented by any stockholder for action at the 2008 Annual Meeting of Stockholders must be received by the Company not later than December 31, 2007, in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to the 2008 Annual Meeting.

To be considered at the 2008 Annual Meeting of Stockholders, although not included in the proxy statement and proxy relating to the meeting, notice of stockholder proposals and nominations for director must be delivered to the Secretary of the Company not less than thirty days nor more than ninety days prior to the date of the meeting, unless notice or public disclosure of the date of the meeting occurs less than forty-five days prior to the date of the meeting, in which event stockholders may deliver such notice not later than the fifteenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Proposals received after that date will not be voted on at the 2008 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

Proposals should be sent to the attention of the Secretary at the Company’s offices at 96 Cummings Point Road, Stamford, Connecticut 06902.

OTHER INFORMATION

One or more persons will be appointed to act as the inspector of election at the 2007 Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the meeting other than that described above. As to any other business, if any, that may properly come before the meeting, the proxies will vote in accordance with their judgment.

A copy of the Company’s 2006 Annual Report to Stockholders is being sent with this Proxy Statement. If, upon receiving this Proxy Statement, you have not received the 2006 Annual Report to Stockholders, please contact H. William Smith, Vice President, General Counsel and Secretary, at the Company’s offices at 96 Cummings Point Road, Stamford, Connecticut 06902 to request a copy. In addition, a copy of the Company’s Annual Report on Form 10-K and Form 10K/A for the fiscal year ended December 31, 2006, as filed with the SEC, is available without charge upon written request.

By Order of the Board of Directors

H. WILLIAM SMITH
Vice President, General Counsel and Secretary

June 29, 2007

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Exhibit A

CHARTER OF THE COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
THE ARISTOTLE CORPORATION

The Board of Directors (the “ Board”) of The Aristotle Corporation (the “ Company”) has constituted and established a Compensation Committee (the “ Committee”) with authority, responsibility, and specific duties as described in this Compensation Committee Charter.

COMPOSITION

The Committee shall be appointed by the Board and shall consist solely of directors who meet the independence requirements of The Nasdaq Stock Market, Inc. (the “ NASDAQ”) and applicable federal law. The Committee shall evaluate, no less frequently than annually, its own performance and also shall be evaluated by the Board in accordance with any corporate governance guidelines adopted by the Board. Members shall be subject to removal from the Committee at any time by a majority of the Board. The Committee may form subcommittees, as it deems appropriate, and delegate to such subcommittees such of its authority as it deems appropriate.

PURPOSES AND PRINCIPAL FUNCTIONS

1. PURPOSES

The Committee’s primary purposes are to:

(A) discharge the Board’s responsibilities relating to compensation of the Company’s executives; and

(B) produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations (the “ Compensation Committee Report”).

2. FUNCTIONS

The following functions shall be the common recurring activities of the Committee in carrying out its primary purposes outlined above. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

•

President and Chief Operating Officer Compensation. Develop corporate goals and objectives relevant to the compensation of the Company’s President and Chief Operating Officer (the “ President”), evaluate the President’s performance in light of those goals and objectives, and exercise sole authority to determine the President’s compensation level based on this evaluation. In determining any long-term incentive component of the President’s compensation, the Committee will consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to presidents and chief operating officers performing the duties of a chief operating officer and other officers with similar functions at comparable companies, and awards given to the President in past years.

A-1

•	Other Compensation and Compensation Plans. Make recommendations to the Board with respect to non-President compensation, incentive compensation plans and equity-based plans.

•	Stock Incentive Plan. Administer the Company’s 2002 Employee, Director and Consultant Stock Plan, as amended.

•	Annual Compensation Committee Report. Produce the Compensation Committee Report.

•

Authority to Retain Compensation Consultants. Have sole authority to retain compensation consultants to assist the Committee in its evaluation of President and senior executive compensation including the authority to terminate such consultants and approve their fees or other retention terms.

•

Other Duties. Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or as designated in plan documents. The Committee is not precluded from approving awards as may be required to comply with applicable tax laws (e.g., Section 162(m) of the Internal Revenue Code).

MEETINGS

The Committee will meet at least once annually and as often as necessary to carry out its responsibilities. A majority of the total number of members shall constitute a quorum at any meeting of the Committee, and the act of a majority of the members at any meeting shall be the act of the Committee. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

A-2

THE ARISTOTLE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 2007

Whether or not you expect to attend the meeting, you are urged to sign and return this proxy, which may be revoked at any time prior to its use.

Steven B. Lapin and Dean T. Johnson, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of The Aristotle Corporation’s Common Stock and Series I Preferred Stock held of record by the undersigned on June 29, 2007, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the 2007 Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut on August 8, 2007 at 3:30 P.M. EDT, and at any adjournment thereof, which matters were unknown to the Board of Directors prior to making this solicitation, as if the undersigned were present and voting at the meeting. The undersigned hereby revokes all previous proxies.

The shares represented by this proxy, when properly signed, will be voted as directed by the stockholder. Where no direction is given when the duly signed proxy is returned, such shares will be voted FOR all items, and in the case of other matters that legally come before the meeting, as said proxies may deem advisable.

CONTINUED ON THE REVERSE SIDE

The Board of Directors recommends a vote FOR all items.

Proposal I. ELECTION OF DIRECTORS DULY NOMINATED AND LISTED BELOW:
FOR ALL NOMINEES ☐	TO WITHHOLD AUTHORITY ☐	EXCEPTION ☐*
to vote for all nominees listed below

Nominees: Ira R. Harkavy, John L. Lahey, Steven B. Lapin, Donald T. Netter, Edward Netter, James G. Tatum, Roy T.K. Thung and John A. Whritner.

*INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee’s name on the space provided below and check Exception box above.

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Please note any address changes or comments below and mark here ☐:

___________________________________________________

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DATED ____________________, 2007	___________________________________________________

Signature

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Signature if held jointly

(NOTE: Signature(s) should agree with the name(s) stenciled hereon.

When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. For joint accounts or co- fiduciaries, all joint owners or co-fiduciaries should sign. For an account in the name of two or more persons, each should sign or if one signs, he or she should attach evidence of authority.)

Votes must be indicated (x) in Black or Blue ink

Mark here if you plan to attend the 2007 Annual Meeting of Stockholders ☐

Sign, Date and Return this Proxy Promptly Using the Enclosed Envelope